Annual Compliance Statement

Reference is made to that certain (i) Amended and Restated Agreement between Noteholders, dated as of November 27, 2018, by and among DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION (as successor to CITI REAL ESTATE FUNDING INC.), as the Note A-1 Holder, Note A-2 Holder and Note A-3 Holder, SHINHAN AIM REAL ESTATE FUND NO. 5, as Note B-1 Holder (the "Controlling Noteholder"), and SHINHAN AIM REAL ESTATE FUND NO. 5-A, as Note B-2 Holder (as the same may be assigned, modified, amended and/or restated, the "Co-Lender Agreement"), and (ii) Pooling and Servicing Agreement, dated as of November 1, 2018, by and among DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION, as Depositor, KEYBANK NATIONAL ASSOCIATION, as Master Servicer, LNR PARTNERS, LLC, as Special Servicer, as succeeded by Green Loan Services LLC (“Special Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee (the "Trustee"), Certificate Administrator ("Certificate Administrator"), Paying Agent and Custodian, and PARK BRIDGE LENDER SERVICES LLC, as Operating Advisor and Asset Representations Reviewer with respect to BMARK2018-B7 (as the same may have heretofore been and/or may hereafter be assigned, modified, amended and/or restated, the "PSA"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

Pursuant to Section 11.07 of the Agreement, Andrew Falk, Senior Vice President of Green Loan does hereby certify that:

1.        A review of the activities of Special Servicer during the period from January 1, 2024 through December 31, 2024 (the “Reporting Period”) and of its performance under the Agreement during such period has been made under my supervision; and

2.        To the best of my knowledge, based on such review, the Special Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 1st day of March 2025.

/s/ Andrew Falk

Andrew Falk

Senior Vice President